MEDIAONE FINANCE TRUST III

                           (a Delaware business trust)

                         18,000,000 Preferred Securities

             9.04% Trust Originated Preferred Securities ("TOPrS"SM)
               (Liquidation Amount of $25 Per Preferred Security)

                               PURCHASE AGREEMENT











Dated:  October 23, 1998







-------------------

SM "Trust Originated Preferred Securities" and "TOPrS" are service marks of Merrill Lynch & Co., Inc.

                               Table of Contents


SCHEDULES

      Schedule A  -  List of Underwriters                              Sch A-1
      Schedule B  -  Pricing Information                               Sch B-1


EXHIBITS

      Exhibit A - Form of Opinion of Weil, Gotshal & Manges LLP            A-1
      Exhibit B - Form of Opinion of Stephen E. Brilz, Esq.                B-1
      Exhibit C - Form of Opinion of Morris, Nichols, Arsht & Tunnell      C-1
      Exhibit D - Form of Opinion of Pepper Hamilton LLP                   D-1

                           MEDIAONE FINANCE TRUST III

                           (a Delaware business trust)

                         18,000,000 Preferred Securities

            9.04% Trust Originated Preferred Securities ("TOPrS"(sm))
               (Liquidation Amount of $25 Per Preferred Security)

                               PURCHASE AGREEMENT
                               ------------------
                                                              October 23, 1998

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
          Incorporated
A.G. EDWARDS & SONS, INC.
PAINEWEBBER INCORPORATED
PRUDENTIAL SECURITIES INCORPORATED
SALOMON SMITH BARNEY INC.
  as Representatives of the several Underwriters
c/o MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
          Incorporated
North Tower
World Financial Center
New York, New York  10281-1209

Ladies and Gentlemen:

      MEDIAONE FINANCE TRUST III (the "Trust"), a statutory business trust organized under the Business Trust Act (the "Delaware Act") of the State of Delaware (Chapter 38, Title 12, of the Delaware Code, 12 Del. C. ss.ss. 3801 et seq.), MediaOne Group, Inc., a Delaware corporation (the "Guarantor"), and MediaOne Group Funding, Inc., a Delaware corporation ("MediaOne Group Funding" and, together with the Trust and the Guarantor, the "Offerors") confirm their agreement (the "Agreement") with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters", which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch, A.G. Edwards & Sons, Inc., PaineWebber Incorporated, Prudential Securities Incorporated and Salomon Smith Barney Inc. are acting as




* "Trust Originated Preferred Securities" and "TOPrS" are service marks of Merrill Lynch & Co., Inc.


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
representatives (in such capacity, the "Representatives"), with respect to the issue and sale by the Trust and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of 9.04% Trust Originated Preferred Securities (liquidation amount of $25 per preferred security) of the Trust (the "Preferred Securities") set forth in said Schedule A, and with respect to the grant by the Trust to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of the additional Preferred Securities to cover over-allotments, if any. The aforesaid 18,000,000 Preferred Securities (the "Initial Securities") to be purchased by Underwriters and all or any part of the 2,700,000 Preferred Securities subject to the option described in Section 2(b) hereof (the "Option Securities") are hereinafter called, collectively, the "Designated Securities". The Preferred Securities will be guaranteed by the Guarantor with respect to distributions and payments upon liquidation, redemption and otherwise (the "Preferred Securities Guarantee") pursuant to the Preferred Securities Guarantee Agreement (the "Preferred Securities Guarantee Agreement"), dated as of October 28, 1998, between the Guarantor and The First National Bank of Chicago, as Trustee (the "Preferred Guarantee Trustee"), and entitled to the benefits of certain backup undertakings described in the Prospectus (as defined herein) with respect to MediaOne Group Funding's agreement pursuant to the Supplemental Indenture (as defined herein) to pay all expenses relating to administration of the Trust and the Guarantor's guarantee pursuant to the Supplemental Indenture of that undertaking (the "Undertakings"). The Preferred Securities and the related Preferred Securities Guarantee are referred to herein as the "Securities".

      The Offerors understand that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered. The entire proceeds from the sale of the Securities will be combined with the entire proceeds from the sale by the Trust to the Guarantor of its common securities (the "Common Securities") guaranteed by the Guarantor, to the extent set forth in such guarantee, with respect to distributions and payments upon liquidation, and redemption (the "Common Securities Guarantee" and together with the Preferred Securities Guarantee and the Debt Guarantee (as defined herein), the "Guarantees") pursuant to a Common Securities Guarantee Agreement (the "Common Securities Guarantee Agreement" and, together with the Preferred Securities Guarantee Agreement, the "Guarantee Agreements"), dated as of October 28, 1998, between the Guarantor and The First National Bank of Chicago, as Trustee, and will be used by the Trust to purchase approximately $463.918 million aggregate principal amount of 9.04% Subordinated Deferrable Interest Notes due 2038 (the "Subordinated Debt Securities") to be issued by MediaOne Group Funding and, if all or any part of the Option Securities are purchased, up to approximately an additional $69.588 million aggregate principal amount of Subordinated Debt Securities (the "Option Subordinated Debt Securities"). The Preferred Securities and the Common Securities will be issued pursuant to the amended and restated declaration of trust of the Trust, dated as of October 28, 1998 (the "Declaration"), among the Guarantor, as Sponsor, the trustees named therein (the "Trustees") and the holders from time to time of undivided beneficial interests in the assets of the Trust. The Subordinated Debt Securities and the guarantee by the Guarantor of the payment of principal, premium, if any, and interest on the Subordinated Debt Securities (the "Debt Guarantee") will be issued pursuant to an indenture, dated as of June 12, 1998 (the "Base Indenture"), among the Guarantor, a Delaware corporation, MediaOne Group Funding and Norwest Bank, N.A., as trustee



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
(the "Debt Trustee"), and a supplement to the Base Indenture, dated as of October 28, 1998 (the "Supplemental Indenture," and together with the Base Indenture and any other amendments or supplements thereto, the "Indenture"), among the Guarantor, MediaOne Group Funding and the Debt Trustee.

      The Offerors have filed with the Securities and Exchange Commission (the "Commission") a shelf registration statement on Form S-3 (No. 333-65371) covering the registration of (i) the Preferred Securities, (ii) the Preferred Securities Guarantee, (iii) the Subordinated Debt Securities and (iv) the Debt Guarantee under the Securities Act of 1933, as amended (the "1933 Act"), which permits the delayed or continuous offering of securities pursuant to Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"). Promptly after execution and delivery of this Agreement, the Offerors will either (i) prepare and file a prospectus in accordance with the provisions of Rule 424(b) ("Rule 424(b)") of the 1933 Act Regulations or (ii) if the Offerors have elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and 424(b). The information included in such Term Sheet that was omitted from such registration statement at the time it became effective but that is deemed part of such registration statement at the time it became effective is referred to as "Rule 434 Information." Each prospectus used before such Rule 424(b) prospectus has been filed and any prospectus that omitted the Rule 434 Information, in each case that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto, schedules thereto, if any, and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, at the time it became effective and including the Rule 434 Information is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement" and after such filing the term "Registration Statement" shall include the Rule 462 (b) Registration Statement. The final prospectus, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, in the form first furnished to the Underwriters for use in connection with the offering of the Securities is herein called the "Prospectus." If Rule 434 is relied on, the term "Prospectus" shall refer to the preliminary prospectus dated October 16, 1998 together with the Term Sheet and all references in this Agreement to the date of the Prospectus shall mean the date of the Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

      All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the "1934 Act") which is incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

      SECTION 1. Representations and Warranties. The Offerors jointly and severally represent and warrant to each Underwriter as of the date hereof and as of the applicable delivery date, if any, (each such date being hereinafter referred to as a "Delivery Date") as follows:

            (a) Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act. At the respective times the Registration Statement became effective and at the Delivery Date, the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto complied and will comply in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act, the regulations of the Commission under the 1934 Act (the "1934 Act Regulations"), and the Trust Indenture Act of 1939 (the "1939 Act") and the rules and regulations of the Commission under the 1939 Act (the "1939 Act Regulations"), and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as amended or supplemented, if applicable, at the Delivery Date and at the Closing Time referred to in Section 2 hereof, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Offerors in writing by any Underwriter through Merrill Lynch expressly for use in the Registration Statement or Prospectus.

            Each preliminary prospectus and prospectus filed as part of the Registration Statement as originally filed or as part of an amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of the Securities was, at the time of such delivery, identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

            (b) The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time when they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act and 1934 Act Regulations, as applicable, and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective, at the time the Prospectus was issued and at each Delivery Date, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

            (c) The financial statements of the Guarantor included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Guarantor and its consolidated subsidiaries at the dates indicated and the statement of operations, shareowners' equity and cash flows of the Guarantor and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved.

            (d) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the financial condition or results of operations of Media One Group Funding or of the Guarantor and its subsidiaries, taken as a whole (a "Material Adverse Effect"), and (B) there have been no transactions entered into by Media One Group Funding or by the Guarantor or any of its subsidiaries other than those in the ordinary course of business, which are material with respect to MediaOne Group Funding or the Guarantor and its subsidiaries, taken as a whole.

            (e) This Agreement has been duly authorized, executed and delivered by each of the Trust, MediaOne Group Funding, and the Guarantor.

            (f) The Indenture has been duly authorized, executed and delivered by each of MediaOne Group Funding and the Guarantor and (assuming the due authorization, execution and delivery by the Debt Trustee) constitutes the legal, valid and binding agreement of MediaOne Group Funding and the Guarantor enforceable against each of them in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); and the Indenture has been duly qualified under the 1939 Act.

            (g) The Subordinated Debt Securities have been duly authorized and, at the Closing Time, will have been duly executed by MediaOne Group Funding and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute legal, valid and binding obligations of MediaOne Group Funding, enforceable against Media One Group Funding in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

            (h) The Debt Guarantee has been duly authorized and, at the Closing time, will have been duly executed by the Guarantor and, when issued and delivered in the manner provided for in the Indenture, will constitute legal, valid and binding obligations of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

            (i) The Preferred Securities Guarantee Agreement has been duly authorized and, at the Closing Time, will have been duly executed by the Guarantor and (assuming the due authorization execution and delivery by the Preferred Guarantee Trustee) constitutes the legal, valid and binding agreement of the Guarantor enforceable against the Guarantor in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratoria or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or law).

            (j) The Preferred Securities, the Subordinated Debt Securities, the Debt Guarantees, the Preferred Securities Guarantee, the Declaration and the Indenture will conform in all material respects to the respective statements relating thereto contained in the Prospectus and will be in substantially the respective forms filed or incorporated by reference, as the case may be, as exhibits to the Registration Statement.

            (k) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein (including, without limitation, the issuance and sale of the Preferred Securities, the Preferred Securities Guarantee, the Subordinated Debt Securities and the Debt Guarantee) and compliance by the Trust, MediaOne Group Funding and the Guarantor with their respective obligations hereunder have been duly authorized by all necessary corporate or trust action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Trust, MediaOne Group Funding, the Guarantor or any subsidiary of the Guarantor pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Trust, MediaOne Group Funding, the Guarantor or any subsidiary of the Guarantor is a party or by which it or any of them may be bound, or to which any of the property or assets of the Trust, MediaOne Group Funding, the Guarantor or any subsidiary of the Guarantor is subject (collectively, "Agreements and Instruments") except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or bylaws of MediaOne Group Funding, the Guarantor or any subsidiary of the Guarantor or of the certificate of trust of the Trust or , to the best knowledge of the Trust, MediaOne Group Funding and the Guarantor, any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Trust, MediaOne Group Funding, the Guarantor or any subsidiary the Guarantor or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness of the Trust, MediaOne Group Funding, the Guarantor or any subsidiary of the Guarantor (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Trust, MediaOne Group Funding, the Guarantor or any subsidiary.

            (l) Except as disclosed in the Registration Statement, there is not pending or threatened any action, suit, proceeding, inquiry or investigation to which the Trust, MediaOne Group Funding, the Guarantor or any subsidiary of the Guarantor is a party or to which the assets, properties or operations of the Trust, MediaOne Group Funding, the Guarantor or any subsidiary of the Guarantor is subject, before or by any court or governmental agency or body, domestic or foreign, which might reasonably be expected to result in a Material Adverse Effect or which might reasonably be expected to materiality and adversely effect the assets, properties or operation of the Trust, Media One Group Funding, the Guarantor or any subsidiary of the Guarantor of the consummation of the transactions contemplated by this Agreement, the Declaration, the Preferred Securities Guarantee or the Indenture or the performance by the Trust, MediaOne Group Funding or the Guarantor of their respective obligations thereunder.

            (m) The Guarantor and its subsidiaries possesses such permits, licences, approvals, consents and other authorizations (collectively, "Governmental Licences") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Guarantor and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Guarantor nor any of its subsidiaries has received any notice of proceedings related to the revocation or modification of any such Governmental Licenses which, singly or in the

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      aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

            (n) The Declaration has been duly authorized by the Trustees, and, at the Closing Time, will have been duly executed and delivered by the Trustees, and assuming due authorization, execution and delivery of the Declaration by the Property Trustee under the Declaration (the "Property Trustee"), the Declaration will, at the Closing Time, be a valid and binding obligation of the Trustees, enforceable against the Trustees in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will conform in all material respects to all statements relating thereto in the Prospectus; and at the Closing Time, the Declaration will have been qualified under the 1939 Act.

            (o) The Preferred Securities have been duly authorized by the Declaration and, when issued and delivered pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and (subject to the terms of the Declaration) fully paid and non-assessable undivided beneficial interests in the Trust, will be entitled to the benefits of the Declaration and will conform in all material respects to all statements relating thereto contained in the Prospectus; the issuance of the Preferred Securities is not subject to preemptive or other similar rights; and (subject to the terms of the Declaration) holders of Preferred Securities will be entitled to the same limitation of personal liability under Delaware law as extended to stockholders of private corporations for profit.

      SECTION 2.  Sale and Delivery to Underwriters; Closing.

            (a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Trust agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Trust, at the price per security set forth in Schedule B, the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

            (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions set forth, the Trust hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 1,200,000 Preferred Securities at the price per Preferred Security set forth in Schedule B, less an amount per Preferred Security equal to any distributions declared by the Trust and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representatives to the Trust and the Guarantor setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and a Delivery Date shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional Preferred Securities.

            (c) Commission. As compensation to the Underwriters for their commitments hereunder and in view of the fact that the proceeds of the sale of the Securities will be used to purchase the Subordinated Debt Securities of MediaOne Group Funding, MediaOne Group Funding hereby agrees to pay to the Representatives, for the accounts of the several Underwriters, a commission per security set forth in Schedule B as compensation to the Underwriters for their commitments under this Agreement.

            (d) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York 10022, or at such other place as shall be agreed upon by the Representatives and the Offerors, at 10:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Offerors (such time and date of payment and delivery being herein called "Closing Time").

            In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives, the Company and the Trust, on each Delivery Date as specified in the notice from the Representatives to the Guarantor and the Trust.

            Payment shall be made to the Trust by wire transfer of immediately available funds to a bank account designated by the Trust, against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the

      Initial Securities and the Option Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the Delivery Date, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

            At the Closing Time and on each Delivery Date, MediaOne Group Funding will pay, or cause to be paid, the commission payable at such time to the Underwriters under Section 2(c) hereof by wire transfer of immediately available funds to a bank account designated by Merrill Lynch.

            (d) Denominations; Registration. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time or the relevant Delivery Date, as the case may be. The certificates for the Securities will be made available for examination and packaging by the Representatives in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Delivery Date, as the case may be.

      SECTION 3. Covenants of the Offerors. Each of the Offerors jointly and severally covenants with each Underwriter as follows:

            (a) Compliance with Securities Regulations and Commission Requests. The Offerors, subject to Section 3(b), will comply with the requirements of Rule 434, as applicable, and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Offerors will promptly effect the filings necessary pursuant to Rule 424(b). The Offerors will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

            (b) Filing of Amendments. The Offerors will give the Representatives notice of their intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object unless the Offerors shall decide that such document must be filed in accordance with applicable law.

            (c) Delivery of Registration Statements. The Offerors will furnish to the Representatives copies of the Registration Statement, including all exhibits thereto, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as are reasonably requested. The copies of the Registration Statement, the Prospectus and all amendments and supplements to such documents furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

            (d) Continued Compliance with Securities Laws. The Offerors will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Offerors will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Offerors will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

            (e) Blue Sky Qualifications. The Offerors will use its best efforts, in cooperation with the Underwriters, to qualify the Preferred Securities and Subordinated Debt Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Representatives may designate; provided, however, that each of the Offerors shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

            (f) Rule 158. The Trust and the Guarantor will make generally available to their securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

            (g) Listing. The Offerors will use their reasonable best efforts to effect the listing of the Preferred Securities on the New York Stock Exchange; if the Preferred Securities are exchanged for Subordinated Debt Securities, MediaOne Group Funding will use its reasonable best efforts to effect the listing of the Subordinated Debt Securities on the exchange on which the Preferred Securities were then listed.

            (h) Restriction on Sale of Securities. During a period of 30 days from the date of the Prospectus, neither the Trust, the Guarantor nor MediaOne Group Funding will, without the prior written consent of Merrill Lynch, directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Preferred Securities or any securities convertible into or exercisable or exchangeable for Preferred Securities or file any registration statement under the 1933 Act with respect to any of the foregoing. The foregoing sentence shall not apply to any of the Securities to be sold hereunder.

      SECTION 4. Payment of Expenses. (a) Expenses. MediaOne Group Funding will pay all expenses incident to the performance of each Offeror's obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Preferred Securities to the Underwriters, (iv) the fees and disbursements of the Guarantor's, MediaOne Group Funding's and the Trust's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Term Sheets and of the Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review, if any, by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Securities, (ix) the fees and expenses of the Debt Trustee, including the fees and disbursements of counsel for the Debt Trustee, in connection with the Indenture and the Subordinated Debt Securities; (x) the fees and expenses of the Property Trustee and Delaware Trustee, including the fees and disbursements of counsel for the Property Trustee and Delaware Trustee, in connection with the Declaration and the Certificate of Trust; (xi) the fees and expenses of the Preferred Guarantee Trustee, including the fees and disbursements of counsel for the Preferred Guarantee Trustee ; (xii) any fees charged by securities rating services for rating the Preferred Securities and the Subordinated Debt Securities, (xiii) the fees and expenses incurred in connection with the listing of the Preferred Securities and, if applicable, the Subordinated Debt Securities on the New York Stock Exchange, (xiv) the fees and expenses of any transfer agent or registrar for the Securities, and (xv) the cost of qualifying the Preferred Securities with The Depository Trust Company.

      (b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, MediaOne Group Funding shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

      SECTION 5. Conditions of Underwriters' Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Offerors contained in Section 1 hereof, to the performance by the Offerors of their covenants and other obligations hereunder, and to the following further conditions:

            (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission. The Prospectus shall have been filed with the Commission in accordance with Rule 424(b) or, if the Offerors have elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b).

            (b) Opinion of Counsel. At Closing Time the Representatives shall have received:

            (i) The favorable opinion, dated as of Closing Time, of Weil, Gotshal & Manges LLP, counsel for the Offerors, in form and substance reasonably satisfactory to counsel for the Underwriters, substantially in the form set forth in Exhibit A.

            (ii) The favorable opinion, dated as of Closing Time, of Stephen E. Brilz, Esq., Corporate Counsel for MediaOne Group, Inc., in form and substance satisfactory to counsel for the Underwriters, substantially in the form set forth in Exhibit B.

            (iii) The favorable opinion, dated as of Closing Time, of Morris, Nichols, Arsht & Tunnell, special Delaware counsel for the Trust and the Guarantor, in form and substance satisfactory to counsel for the Underwriters, substantially in the form set forth in Exhibit C.

            (iv) The favorable opinion, dated as of Closing Time, of the Pepper Hamilton LLP, special Delaware counsel for The First National Bank of Chicago, as Property

            Trustee and Preferred Guarantee Trustee and First Chicago Delaware Inc., as Delaware Trustee under the Declaration, in form and substance satisfactory to counsel for the Underwriters, substantially in the form of Exhibit D.

            (v) The favorable opinion, dated as of Closing Time, of Skadden, Arps, Slate, Meagher & Flom LLP ("SASM&F"), special counsel for the Underwriters, in form and substance satisfactory to the Underwriters.

            (c) Officers' Certificate. At Closing Time, since the date hereof or since the respective dates as of which information is given in the Prospectus, there shall not have occurred any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Guarantor and any of its subsidiaries, taken as a whole, which, in the judgment of the Representatives, materially impairs the investment quality of the Designated Securities and the Representatives shall have received (i) a certificate, dated as of the Closing Time, of a Vice President of the Guarantor, (ii) a certificate, dated as of the Closing Time, of a Vice President of MediaOne Group Funding, and (iii) a certificate, dated as of the Closing Time, of a Regular Trustee of the Trust, in each case in which such officers shall state that, to the best of their knowledge after reasonable investigation, the representations and warranties of the Offerors in this Agreement are true and correct, that the Offerors have complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Time, that no stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for that purpose are pending or are contemplated by the Commission and that, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change in the financial position or results of operations of the Guarantor and any of its subsidiaries, taken as a whole, except as set forth in or contemplated by the Prospectus.

            (d) Accountant's Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from each of PricewaterhouseCoopers LLP and Arthur Andersen LLP a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect that:

            (i) they are independent public accountants with respect to the Guarantor and its consolidated subsidiaries, including MediaOne Group Funding within the meaning of the 1933 Act and the 1933 Act Regulations;

            (ii) in their opinion, the consolidated financial statements and any supplementary financial information and schedules audited (and, if applicable, prospective financial statements and/or pro forma financial information examined) by them and included or incorporated by reference in the Registration Statement or the Prospectus comply as to form in all material respects with the applicable accounting requirements of the

            1933 Act or the Exchange Act and the related rules and regulations thereunder; and if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the consolidated interim financial statements, selected financial data, statements and/or condensed financial statements derived from audited financial statements of the Guarantor for the periods specified in such letter, as indicated in their reports thereon, copies of which have been furnished to the Representatives;

            (iii) as to the letter from Arthur Andersen LLP, based upon limited procedures set forth in detail in such letter, nothing has come to their attention which causes them to believe that:

                  (1) the unaudited consolidated financial statements and supporting schedules of the Guarantor included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations or are not presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement,

                  (2) the unaudited amounts of revenues, net income and net income per share set forth under "MediaOne Group, Inc. Summary Financial Information" in the Prospectus were not determined on a basis substantially consistent with that used in determining the corresponding amounts in the audited financial statements included in the Registration Statement, or

                  (3) at a specified date not more than five days prior to the date of this Agreement, there has been any change in the capital stock of the Guarantor and its subsidiaries, including MediaOne Group Funding, or any increase in the consolidated long-term debt of the Guarantor and its subsidiaries, including MediaOne Group Funding, or any decrease in consolidated net current assets or net assets as compared with the amounts shown on the date of the most recent consolidated balance sheet included in or incorporated by reference in the Registration Statement and the Prospectus or, during the period from the date of the most recent consolidated balance sheet included in or incorporated by reference in the Registration Statement and the Prospectus to a specified date not more than five days prior to the date of this Agreement, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated revenues, net income or net income per share of the Guarantor and its subsidiaries, including MediaOne Group Funding, except in all instances for changes, increases or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur; and

            (iv) in addition to the examination referred to in their opinions and the limited procedures referred to in clause (iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included in the Registration Statement and Prospectus, or incorporated therein by reference, and which are specified by the Representatives, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Guarantor and its subsidiaries, including MediaOne Group Funding, identified in such letter.

            (e) Bring-down Comfort Letter. At Closing Time, the Representatives shall have received from each of PricewaterhouseCoopers LLP and Arthur Andersen LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in their letters furnished pursuant to subsection (d) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

            (f) Maintenance of Rating. At Closing Time, the Preferred Securities and the Subordinated Debt Securities shall be rated in one of the four highest rating categories for long term debt ("Investment Grade") by any nationally recognized statistical rating agency, and the Trust shall have delivered to the Representatives a letter, dated the Closing Time, from such nationally recognized statistical rating agency, or other evidence satisfactory to the Representatives, confirming that the Preferred Securities and the Subordinated Debt Securities have Investment Grade ratings.

            (g) Approval of Listing. At Closing Time, the Preferred Securities shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

            (h) Additional Documents. At Closing Time counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Preferred Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Offerors in connection with the issuance and sale of the Preferred Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

            (i) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Offerors contained herein and the statements in any certificates furnished by the Offerors hereunder shall be true and correct as of each Delivery Date and, at the relevant Delivery Date, the Representatives shall have received:

                  (i) Officers' and Trustee's Certificates. A certificate, dated such Delivery Date, of (i) a Vice-President of the Guarantor, (ii) a Vice-President of MediaOne Group Funding, and (iii) a Regular Trustee of the Trust confirming that the certificates delivered at the Closing Time pursuant to Section 5(c) hereof, as the case may be, remain true and correct as of such Delivery Date.

                  (ii) Opinions of Counsel for Company. The favorable opinion of
            (A) Weil, Gotshal & Manges LLP, and (B) Stephen E. Brilz, Esq., Corporate Counsel for MediaOne Group, Inc., in form and substance satisfactory to the Representatives and counsel for the Underwriters, dated such Delivery Date, relating to the Option Subordinated Debt Securities to be purchased on such Delivery Date and otherwise to the same effect as the opinions required by Section 5(b)(i) and (ii) respectively hereof.

                  (iii) Opinion of Counsel for Trust and Guarantor Special. The
            favorable opinion of Morris, Nichols, Arsht & Tunnell, special counsel for the Trust, in form and substance satisfactory to the Representatives and counsel for the Underwriters, dated such Delivery Date, relating to the Option Securities to be purchased on such Delivery Date and otherwise to the same effect as the opinion required by Section 5(b)(iii) hereof.

                  (iv) Opinion of Counsel for Property and Administrative
            Trustees. The favorable opinion of Pepper Hamilton LLP, special counsel for the Property Trustee and the Delaware Trustee, in form and substance satisfactory to the Representatives and counsel for the Underwriters, dated such Date of Delivery, and otherwise to the same effect as the opinion required by Section 5(b)(iv) hereof.

                  (v) Opinion of Counsel for Underwriters. The favorable opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel for the Underwriters, relating to the Option Securities to be purchased on such Delivery Date and otherwise to the same effect as the opinion required by Section 5(b)(v) hereof.

                  (vi) Bring-down Comfort Letters. A letter from each of
            PricewaterhouseCooopers LLP and Arthur Andersen LLP, in form and substance satisfactory to the same form and substance as the letters furnished to the Representatives pursuant to Section 5(d) hereof, except that the "specified date" on the letters furnished pursuant to this paragraph shall be a date not more than five days prior to such Delivery Date.

            (j) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities, on a Delivery Date which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Offerors at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4.

      SECTION 6.  Indemnification.

      (a) Indemnification of Underwriters. The Offerors agree to jointly and severally indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act as follows:

            (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

            (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Guarantor; and

            (iii) against any and all reasonable expense as incurred (including, subject to Section 6(c) hereof, the fees and disbursements of counsel chosen by Merrill Lynch), in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Trust, the Guarantor or MediaOne Group Funding by any Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and provided, further, that this indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any underwriter from whom the person asserting any such losses, liabilities, claims, damages or expenses purchased Securities, or any person controlling such Underwriter, if the Offerors sustain the burden that a copy of the Prospectus (as then amended or supplemented if the Offerors shall have furnished any such amendments or supplements thereto), but excluding documents incorporated or deemed to be incorporated by reference, was not sent or given by or on behalf of such Underwriter to such person, if such is required by law, at or prior to the written confirmation of the sale of such Securities to such person and if the Prospectus (as so amended or supplemented, but excluding documents incorporated or deemed to be incorporated by reference therein) would have corrected the defect giving rise to such loss, liability, claim, damage or expense, it being understood that this proviso shall have no application if such defect shall have been corrected in a document which is incorporated or deemed to be incorporated by reference in the Prospectus.

      (b) Indemnification of the Trust. The Guarantor and MediaOne Group Funding agree jointly and severally to indemnify the Trust against all loss, liability, claim, damage and expense whatsoever, as due from the Trust under Section 6(a) hereunder.

      (c) Indemnification of Offerors, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Offerors, their directors, trustees, each of its officers who signed the Registration Statement, and each person, if any, who controls the Offerors within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Offerors by such Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

      (d) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of any such action. If it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party). If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such indemnified party unless the indemnified party reasonably objects to such assumption on the ground that there may be legal defenses available to it which are different from or in addition to those available to such indemnifying party in which case, if such indemnified party so notified the indemnifying party in writing that such indemnified party will employ separate counsel, the indemnified party shall be entitled to employ separate counsel at the expense of the indemnifying party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. The indemnifying party or parties shall not be liable under this Agreement with respect to any settlement made by any indemnified party or parties without prior written consent by the indemnifying party or parties to such settlement.

      SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

            The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

            The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

            The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

            Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

            No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

            For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1933 Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

      SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers or Trustees of the Offerors submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Offerors, and shall survive delivery of the Preferred Securities to the Underwriters.

      SECTION 9.  Termination of Agreement.

      (a) Termination; General. The Representatives may terminate this Agreement, by notice to the Offerors, at any time at or prior to Closing Time
(i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Registration Statement, any change in the financial condition of the Trust, MediaOne Group Funding or of the Guarantor and its subsidiaries, taken as a whole, or in the earnings, affairs or business prospects of the Trust, MediaOne Group Funding or of the Guarantor and its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, the effect of which is, in the judgment of the Representatives, so material and adverse as to make it impracticable to market the Designated Securities or enforce contracts for the sale thereof, (ii) trading in the Guarantor's securities shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minium prices shall have been established on such exchange, (iii) a banking moratorium shall have been declared either by federal or New York State authorities, (iv) there shall have occurred any material adverse change in the financial markets of the United States or any outbreak or material escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representatives, impracticable to market the Securities or enforce contracts for the sale thereof, or (v) any rating of any debt securities of MediaOne Group funding or of the Guarantor shall have been lowered by Moody's Investors Services, Inc. ("Moody's") or Standard & Poor's Ratings Group ("S&P") or either Moody's or S&P consideration for possible downgrade.

      (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in section 4 hereof.

      SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time or a Delivery Date to purchase the Designated Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

            (a) if the number of Defaulted Securities does not exceed 10% of the number of Designated Securities, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

            (b) if the number of Defaulted Securities exceeds 10% of the number of Designated Securities, this Agreement or, with respect to any Delivery Date which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Offerors to sell the Option Securities shall terminate without liability on the part of any non-defaulting Underwriter.

      No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

      In the event of any such default which does not result in a termination of this Agreement, or, in the case of a Delivery Date which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Trust to sell the relevant Option Securities, as the case may be, either the Representatives or the Offerors shall have the right to postpone

Closing Time or the relevant Delivery Date, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10.

      SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at North Tower, World Financial Center, New York, New York 10281-1201, attention of Michele Taub, Vice President; notices to the Trust, the Guarantor and MediaOne Group Funding shall be directed to them at 188 Inverness Drive West, Englewood, Colorado 80112, attention of Stephen E. Brilz, Esq., Corporate Counsel.

      SECTION 12. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Trust, the Guarantor, and MediaOne Group Funding and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Trust, the Guarantor, and MediaOne Group Funding and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Trust, the Guarantor, and MediaOne Group Funding and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

      SECTION 13. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

      SECTION 14. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

      If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Trust a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Trust, the Guarantor, and MediaOne Group Funding in accordance with its terms.


                                    Very truly yours,

                                    MEDIAONE GROUP, INC.

                                    By /s/ Rahn K. Porter
                                       ----------------------------------------
                                       Name: Rahn K. Porter
                                       Title: Assistant Treasurer



                                    MEDIAONE GROUP FUNDING, INC.

                                    By /s/ Rahn K. Porter
                                       ----------------------------------------
                                       Name: Rahn K. Porter
                                       Title: Vice President and
                                              Chief Financial Officer



                                    MEDIAONE FINANCE TRUST III

                                    By /s/ Rahn K. Porter
                                       ----------------------------------------
                                       Name: Rahn K. Porter
                                       Title: Trustee


                                    By /s/ Stephen E. Brilz
                                       ----------------------------------------
                                       Name: Stephen E. Brilz
                                       Title: Trustee

CONFIRMED AND ACCEPTED, as of the date first above written:


MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
               INCORPORATED
A.G. EDWARDS & SONS, INC.
PAINEWEBBER INCORPORATED
PRUDENTIAL SECURITIES INCORPORATED
SALOMON SMITH BARNEY INC.

By: MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED


By /s/ Evan Ladouceur
   ----------------------------------------
            Authorized Signatory


For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

                                   SCHEDULE A


                                                         Number
Name of Underwriter                                   of Securities
-------------------                                   -------------

Merrill Lynch, Pierce, Fenner & Smith
                 Incorporated......................... 2,430,000
A.G. Edwards & Sons, Inc.............................. 2,430,000
PaineWebber Incorporated.............................. 2,430,000
Prudential Securities Incorporated.................... 2,430,000
Salomon Smith Barney Inc.............................. 2,430,000
ABN AMRO Incorporated.................................   180,000
BT Alex. Brown Incorporated...........................   180,000
Robert W. Baird & Co. Incorporated....................   180,000
Bear, Stearns & Co. Inc...............................   180,000
CIBC Oppenheimer Corp.................................   180,000
Dain Rauscher Wessels.................................   180,000
Donaldson, Lufkin & Jenrette Securities Corporation...   180,000
EVEREN Securities, Inc................................   180,000
Legg Mason Wood Walker, Incorporated..................   180,000
J.P. Morgan Securities Inc............................   180,000
NationsBanc Montgomery Securities LLC.................   180,000
Piper Jaffray Inc.....................................   180,000
Raymond James & Associates, Inc.......................   180,000
SG Cowen Securities Corporation.......................   180,000
Tucker Anthony Incorporated...........................   180,000
Warburg Dillon Read LLC...............................   180,000
Wheat First Securities, Inc...........................   180,000
J.C. Bradford & Co....................................    90,000
Craigie Incorporated..................................    90,000
Crowell, Weedon & Co..................................    90,000
D. A. Davidson & Co...................................    90,000
Fahnestock & Co. Inc..................................    90,000
Fidelity Capital Markets A division of National
     Financial Services Corp..........................    90,000
Fifth Third/The Ohio Company..........................    90,000
First Albany Corporation..............................    90,000
First of Michigan Corporation.........................    90,000
Gibraltar Securities Co...............................    90,000
Gruntal & Co., L.L.C..................................    90,000
J.J.B. Hilliard, W.L. Lyons, Inc......................    90,000
Wayne Hummer Investments LLC..........................    90,000



                                   Sch A-1

Interstate/Johnson Lane Corporation...................    90,000
Janney Montgomery Scott Inc...........................    90,000
Kirkpatrick, Pettis, Smith, Polian Inc................    90,000
McDonald & Company Securities, Inc....................    90,000
McGinn, Smith & Co., Inc..............................    90,000
Mesirow Financial, Inc................................    90,000
Morgan Keegan & Company, Inc..........................    90,000
David A. Noyes & Company..............................    90,000
Parker/Hunter Incorporated............................    90,000
Ragen MacKenzie Incorporated..........................    90,000
The Robinson-Humphrey Company, LLC....................    90,000
Roney Capital Markets A division of First Chicago
     Capital Markets Inc..............................    90,000
Scott & Stringfellow, Inc.............................    90,000
Muriel Siebert & Co., Inc.............................    90,000
Stephens Inc..........................................    90,000
Stifel, Nicolaus & Company, Incorporated..............    90,000
Stone & Youngberg.....................................    90,000
Utendahl Capital Partners, L.P........................    90,000

Total       ..........................................18,000,000
                                                      ==========



                                   Sch A-2

                                   SCHEDULE B

                           MEDIAONE FINANCE TRUST III
              9.04% Trust Originated Preferred Securities ("TOPrS")
               (Liquidation Amount of $25 Per Preferred Security)




      1. The initial public offering price per security for the Preferred Securities, determined as provided in said Section 2, shall be $25.00.

      2. The purchase price per security for the Preferred Securities to be paid by the several Underwriters shall be $25.00, being an amount equal to the initial public offering price set forth above; provided that the purchase price per Preferred Security for any Option Securities purchase upon exercise of the over-allotment option described in Section 2(b) shall be increased by an amount per Preferred Security equal to any accrued distributions through the Delivery Date on which such Option Securities are purchased.

      3. The commission per Preferred Security to be paid by MediaOne Group Funding to the Underwriters for their commitments hereunder shall be $.7875; provided, however, that the commission per Preferred Security for sales of 10,000 or more Preferred Securities to a single purchaser shall be $.50.





                                   Sch B-1

                                                                     Exhibit A



                 FORM OF OPINION OF WEIL, GOTSHAL & MANGES LLP
                          TO BE DELIVERED PURSUANT TO
                                SECTION 5(b)(i)


      (i) The Registration Statement is effective under the 1933 Act and, to the best of their knowledge and information, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

      (ii) At the time the Registration Statement became effective and at the Delivery Date, the Registration Statement (other than the Incorporated Documents, the financial statements and supporting schedules, included therein and other financial and statistical data included therein and those parts of the Registration Statement that constitute the Debt Trustee's and the Property Trustee's respective Statements of Eligibility and Qualification under the 1939 Act (Form T-1), as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations, the 1939 Act, and the 1939 Act Regulations.

      (iii) The statements in the Prospectus under the captions "Description of the Preferred Securities", "Description of the Subordinated Notes and the Note Guarantees", "Description of the Preferred Securities Guarantees," and "Relationship among the Preferred Securities, the Preferred Securities Guarantees, the Subordinated Notes and the Note Guarantee Held by Each Trust", insofar as they constitute summaries of legal matters or documents, have been reviewed by them and are accurate in all material respects.

      (iv) The Purchase Agreement has been duly executed and delivered by the Offerors.

      (v) No federal authorization, approval, consent or order of any court or governmental authority or agency is required in connection with the issuance and sale of the Common Securities or the offering of the Preferred Securities, the Subordinated Debt Securities or the Guarantees, except such as have been obtained under the 1933 Act or the 1933 Act Regulations or the 1934 Act or the 1934 Act Regulations and the qualification of the Declaration and the Indenture under the 1939 Act.

      (vi) The Declaration and the Preferred Securities Guarantee have been duly qualified under the 1939 Act.

      (vii) The Preferred Securities Guarantee Agreement has been duly authorized, executed and delivered by the Guarantor and assuming due authorization, execution and delivery by First Chicago, constitutes a valid and binding obligation of the Guarantor, enforceable against the

Guarantor in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

      (viii)The Indenture has been duly authorized, executed and delivered by each of the Guarantor and MediaOne Group Funding and assuming due authorization , execution and delivery by the Debt Trustee is a valid and binding obligation of each of the Guarantor and MediaOne Group Funding, enforceable against each of the Guarantor and MediaOne Group Funding in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity); and the Indenture has been duly qualified under the 1939 Act.

      (ix) The Subordinated Debt Securities have been duly authorized and executed by MediaOne Group Funding, and when authenticated in the manner provided in the Indenture and delivered against payment therefor as described in the Prospectus, will constitute valid and binding obligations of MediaOne Group Funding, enforceable against MediaOne Group Funding in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

      (x) The Debt Guarantee has been duly authorized and executed by the Guarantor, and when authenticated in the manner provided in the Indenture and delivered against payment therefor as described in the Prospectus, constitute a valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

      (xi) The Trust will be classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes.

      (xii) The Trust is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the 1940 Act.

      In addition, such counsel shall state that it has participated in conferences with officers and other representatives of the Offerors, representatives of the independent public accountants for the

Offerors and with you and your counsel, at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed; such counsel has not independently verified the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus and the limitations inherent in the examination made by such counsel and the nature and extent of such counsel's participation in such conferences are such that such counsel is not passing upon, and is unable to assume, and does not assume, any responsibility for, the accuracy, completeness or fairness of such statements, except for those made under the captions "Description of the Preferred Securities", "Description of the Subordinated Notes and the Note Guarantees", "Description of the Preferred Securities Guarantees" and "Relationship among the Preferred Securities, the Preferred Securities Guarantee, the Subordinated Notes and the Note Guarantee Held by Each Trust"; however, based upon such counsel's participation in the aforesaid conferences, no facts have come to its attention which lead it to believe that the Registration Statement, and each amendment thereto, as of the date of effectiveness of the Registration Statement (other than the financial statements and the notes thereto, the financial statements schedules, the other financial and statistical data therein and the operating data included in the Prospectus Supplement under the caption "Summary Financial and other Data", as to which such counsel need express no belief and those parts of the Registration Statement that constitute the Debt Trustee's and the Property Trustee's respective Statements of Eligibility and Qualification under the 1939 Act (Form T-1)), contained any untrue statements of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date, the Prospectus or any further amendments or supplement or supplement thereto made by the Offerors prior to the Closing Time (except as aforesaid) includes any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that, as of such Closing Time, either the Prospectus or any further amendment or supplement thereto made by the Offerors prior to such Closing Time (except as aforesaid) includes any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

      In giving such opinion, Weil, Gotshal & Manges LLP may rely as to as to certain matters governed by the laws of the State of Delaware, on an opinion or opinions of Morris, Nichols, Arsht & Tunnell, respectively, and as to certain matters relating to The First National Bank of Chicago under the federal banking laws on an opinion of Pepper, Hamilton & Scheetz, provided that such opinion or opinions shall be addressed to the Underwriters, shall be dated as of such date and shall expressly permit Weil, Gotshal & Manges LLP to rely thereon.

                                                                     Exhibit B



                   FORM OF OPINION OF STEPHEN E. BRILZ, ESQ.
                          TO BE DELIVERED PURSUANT TO
                               SECTION 5(b)(ii)


      (i) The Guarantor has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and Prospectus and to enter into and perform its obligations under the Purchase Agreement, the Declaration, the Indenture and each of the Guarantee Agreements and to purchase, own and hold the Common Securities issued by the Trust.

      (ii) MediaOne Group Funding has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and Prospectus and to enter into and perform its obligations under the Purchase Agreement and the Indenture.

      (iii) The Declaration has been duly authorized, executed and delivered by the Guarantor and each of the Regular Trustees.

      (iv) The Purchase Agreement, the Guarantee Agreements, the Indenture, the Subordinated Debt Securities and the Debt Guarantee have been duly authorized, executed and delivered by the Guarantor.

      (v) The Purchase Agreement, the Indenture, the Subordinated Debt Securities, and the Debt Guarantee have been duly authorized, executed and delivered by MediaOne Group Funding.

      (vi) The execution, delivery and performance of the Purchase Agreement, the Declaration, the Preferred Securities, the Common Securities, the Indenture, the Subordinated Debt Securities, the Guarantee Agreements, the Indenture and the Guarantees and the consummation of the transactions contemplated herein and therein and compliance by the Offerors with their respective obligations hereunder and thereunder will not conflict with in any material matter or result in a material breach or violation of any term or provision of, or constitute a default under any indenture, mortgage, deed of trust, loan agreement, or other agreement or instrument known to such counsel to which the Guarantor, any of its majority owned subsidiaries and MediaOne Group Funding (the "Subsidiaries") or the Trust is a party or by which any of them may be bound, or to which any of the property or assets of the Guarantor, any of the Subsidiaries or the Trust is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Guarantor or of

MediaOne Group Funding or the Declaration or the Certificate of Trust, or any statute (other than the Act or state securities or Blue Sky laws) or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Guarantor or any of its subsidiaries or any of their properties; except any statute, order, rule or regulation the violation of which would not have a material adverse effect on the consolidated financial position, shareholders' equity or results of the Guarantor taken as a whole.

      (vii) No state authorization, approval, consent or order of any court or governmental authority or agency is required in connection with the issuance and sale of the Common Securities or the offering of the Preferred Securities, the Subordinated Debt Securities or the Guarantees, except such as have been obtained under the 1933 Act or the 1933 Act Regulations and the qualification of the Declaration and the Indenture under the 1939 Act and such as may be required under state securities law.

      (viii)All of the issued and outstanding Common Securities of the Trust are directly owned by the Guarantor free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

      (ix) The Property Trustee is the record holder of Subordinated Debt Securities and the Debt Guarantee and no security interest, mortgage, pledge, lien, encumbrance, claim or equity is noted thereon or on the register.

      (x) Each of the documents incorporated by reference in the Registration Statement or Prospectus at the time they were filed or last amended (other than the financial statements and related schedules and other financial or statistical data included or incorporated by reference therein as to which such counsel need express no opinion), complied as to form in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations, as applicable.

      (xi) To the best of such counsel's opinion, there is not pending or threatened any action, suit, preceding, inquiry or investigation to which the Trust, MediaOne Group Funding, the Guarantor or any subsidiary of the Guarantor is a party or to which the assets, properties or operations of the Trust, MediaOne Group Funding, the Guarantor or any subsidiary of the Guarantor is subject, before or by any court or governmental agency or body, domestic or foreign, which might reasonably be expected to materially and adversely affect the assets, properties or operations thereof or the consummation of the transactions contemplated by the Purchase Agreement, the Declaration, the Preferred Securities Guarantee or the Indenture or the performance by the Trust, MediaOne Group Funding or the Guarantor of their respective obligations thereunder.

      In giving such opinion, Stephen E. Brilz, Esq. may rely as to certain matters governed by the laws of the State of Delaware or the State of New York on an opinion or opinions of Morris, Nichols, Arsht & Tunnell and Weil, Gotshal & Manges LLP, respectively, provided that such opinion or opinions shall be addressed to the Underwriters, shall be dated as of such date and shall expressly permit Stephen E. Brilz, Esq. to rely thereon.

                                                                     Exhibit C



              FORM OF OPINION OF MORRIS, NICHOLS, ARSHT & TUNNELL
                          TO BE DELIVERED PURSUANT TO
                               SECTION 5(b)(iii)


      (i) The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Act; all filings required under the laws of the State of Delaware with respect to the creation and valid existence of the Trust as a business trust have been made; under the Delaware Act and the Declaration, the Trust has the business trust power and authority to
(x) own property and conduct its business, all as described in the Prospectus,
(y) enter into and perform its obligations under the Purchase Agreement, and (z) issue and perform its obligations under the Preferred Securities and the Common Securities.

      (ii) Assuming the Declaration has been duly authorized, executed and delivered by the Trustees and the Sponsor, the Declaration is a valid and binding obligation of the Sponsor and the Trustees, enforceable against the Sponsor and the Trustees, in accordance with its terms, except as enforcement thereof may be limited by the (i) bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation, fraudulent conveyance and other similar laws relating to or affecting the rights and remedies of creditors generally, (ii) principles of equity (regardless of whether considered and applied in a proceeding in equity or at law), and (iii) considerations of public policy or the effect of applicable law relating to fiduciary duties.

      (iii) Under the Delaware Act and the Declaration, the execution and delivery by the Trust of the Purchase Agreement, and the performance by the Trust of its obligations thereunder, have been duly authorized by all necessary business trust action on the part of the Trust; and the Purchase Agreement has been duly executed by the Trust under the laws of Delaware.

      (iv) The Common Securities have been duly authorized for issuance by the Declaration and, when issued and delivered pursuant to the Common Securities Subscription Agreement, will be validly issued and represent undivided beneficial interests in the assets of the Trust; and under the Delaware Act and the Declaration, the issuance of the Common Securities is not subject to preemptive rights.

      (v) The Preferred Securities have been duly authorized for issuance by the Declaration and, when issued, delivered and paid for pursuant to this Agreement, will be validly issued, and (subject to the qualifications set forth herein) fully paid and non-assessable undivided beneficial interests in the assets of the Trust; the holders of the Preferred Securities, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware;

provided that such counsel need not express an opinion as to any holder of a Preferred Security that is, was or becomes a named Trustee of the Trust; and under the Delaware Act and the Declaration, the issuance of the Preferred Securities is not subject to preemptive rights. Such counsel may note that the Preferred Security holders will be subject to the withholding provisions of
Section 11.4 of the Declaration and may be required to make payment or provide indemnity or security as set forth in the Declaration.

      (vi) The issuance and sale by the Trust of the Preferred Securities and Common Securities; the execution, delivery and performance by the Trust of the Purchase Agreement; the consummation of the transactions contemplated herein; and compliance by the Trust with its obligations hereunder will not violate any of the provisions of the Certificate of Trust or the Declaration, or any applicable Delaware law or administrative regulation.

      (vii) Assuming that the Trust derives no income from or in connection with sources within the State of Delaware and has no assets, activities (other than having a Delaware Trustee as required by the Delaware Act and the filing of documents with the Delaware Secretary of State) or employees in the State of Delaware, no authorization, approval, consent or order of any Delaware court or governmental authority or agency is required to be obtained by the Trust solely in connection with the issuance and sale of the Common Securities and the Preferred Securities or the purchase by the Trust of the Subordinated Debt Securities and the Guarantees except such as have been obtained and such as may be required by state securities laws (as to which such counsel need not express an opinion).

                                                                    Exhibit D



                    FORM OF OPINION OF PEPPER HAMILTON LLP
                          TO BE DELIVERED PURSUANT TO
                               SECTION 5(b)(iv)


      (i) The First National Bank of Chicago ("FNBC") is a national banking association with trust powers, duly organized, validly existing and in good standing under the laws of the United States, with all necessary power and authority to execute and deliver, and to carry out and perform its obligations under the terms of the Declaration and the Preferred Securities Guarantee.

      (ii) First Chicago Delaware Inc. ("FCD") is a Delaware corporation duly organized, validly existing and in good standing under the laws of Delaware, with full power and authority to execute and deliver, and to carry out and perform its obligations under the terms of the Declaration.

      (iii) The execution, delivery and performance by each of FNBC and FCD of the Declaration, and the execution, delivery and performance by FNBC, in its capacity as the Guarantee Trustee, of the Preferred Securities Guarantee, have been duly authorized by all necessary corporate action on the part of FNBC and FCD, respectively, in the case of the Declaration, and by FNBC, in the case of the Preferred Securities Guarantee. The Declaration and the Preferred Securities Guarantee, when duly executed and delivered by FNBC and FCD, respectively, in the case of the Declaration, and by FNBC, in its capacity as the Guarantee Trustee, in the case of the Preferred Securities Guarantee, will constitute the legal, valid and binding obligation of FNBC and FCD, in the case of the Declaration, and by FNBC, in the case of the Preferred Securities Guarantee, enforceable against FNBC and FCD in the case of the Declaration, and by FNBC, in its capacity as the Guarantee Trustee, in the case of the Preferred Securities Guarantee, in accordance with their terms.

      (iv) Based on an Officer's Certificate of each of FNBC and FCD, there are no actions, proceedings or investigations pending or threatened against or affecting FNBC or FCD before any court, arbitrator, administrative agency or other governmental authority which, if adversely decided, would materially and adversely affect either of FNBC or FCD's ability to carry out the transactions contemplated in the Declaration or, in the case of FNBC, in its capacity as the Guarantee Trustee, in the Preferred Securities Guarantee.

      (v) The execution, delivery and performance by each of FNBC and FCD of the Declaration, and the execution, delivery and performance by FNBC, in its capacity as the Guarantee Trustee, of the Preferred Securities Guarantee, do not conflict with, or constitute a breach of, the articles of association or the certificate of incorporation, as the case may be, or bylaws.

      (vi) No consent, approval or authorization of, or registration with or notice to, any Delaware or federal banking authority is required for the execution, delivery or performance by each of FNBC and FCD of the Declaration, or by FNBC, in its capacity as the Guarantee Trustee, of the Preferred Securities Guarantee.

















                                     D-2